UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Dr., #312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   707-291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 1, 2020, the Board of Directors of Magellan Gold Corporation, a Nevada corporation (the “Company”) appointed Michael Lavigne to serve President and Director of the Company.

The following is biographical information for Mr. Lavigne.

Mr. Lavigne has been involved in the mining industry since 1975, when he worked underground for Hecla Mining Company. After completing law school, Mr. Lavigne started a registered broker-dealer specializing in mining and resource companies. He was a member and on the board of directors for the Spokane Stock Exchange and was involved in a number of financings for exploration-stage companies. Mr. Lavigne has served in management and board positions for a number of exploration companies with projects in Idaho, Montana, Nevada, Utah, Wyoming and Alaska. Additionally, Mr. Lavigne is owner and Managing Partner of Capital Peak Partners, LLC, which provides consulting services in the area of corporate and business development to a number of mining companies. Mr. Lavigne received his BA in Accounting from the University of Idaho and JD from the Gonzaga University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: September 4, 2020	By: /s/ John Power Chief Financial Officer